Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Maryann Seaman (281) 591-4080

Media	Ellen Bates (281) 591-4000

FMC Technologies CFO to Address RBC Capital Markets Energy Conference

HOUSTON, May 24, 2007 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, III, Executive Vice President and Chief Financial Officer will address attendees at the following event:

Analyst Conference: RBC Capital Markets Energy Conference – New York, New York

Tuesday, June 5, at 2:05 P.M. Eastern Daylight Time

Presentation: Presentation slides will be available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com — investor relations section.

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Twice named as the Most Admired Oil and Gas, Equipment Service Company by FORTUNE magazine, FMC Technologies employs approximately 11,000 people and operates 33 manufacturing facilities in 19 countries.

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